INTERNATIONAL SHIPHOLDING CORPORATION ANNOUNCES
COMMENCEMENT OF COMMON STOCK OFFERING

Mobile, Alabama, November 12, 2012 – International Shipholding Corporation (NYSE: ISH) today announced that it intends, subject to market conditions, to offer and sell up to $40,000,000 of its common shares in an underwritten public offering.  ISH further intends to grant the underwriters a 30-day option to purchase additional shares of its common shares to cover over-allotments, if any.  The actual amount of shares sold will depend on market conditions.

ISH intends to use the net proceeds from the offering for general corporate purposes including, but not limited to, using a portion of such net proceeds in connection with its pending acquisition of U.S. United Ocean Services, LLC (“UOS”).  However, ISH currently expects to fund the UOS acquisition price and related transaction expenses through alternative financing sources.

The underwriters for the offering are BB&T Capital Markets, a division of Scott & Stringfellow, LLC, and DNB Markets, Inc. The offering is being made under ISH’s shelf registration statement filed with the Securities and Exchange Commission on October 27, 2010.  This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.  Any offers of the shares of common stock described in this press release will be made exclusively by means of a prospectus supplement and an accompanying prospectus.

ISH has filed with the Securities and Exchange Commission a preliminary prospectus supplement and accompanying prospectus relating to this offering.  Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting BB&T Capital Markets, 901 East Byrd Street, Suite 300, Richmond, Virginia 23219, Telephone: (804) 780-3228, or DNB Markets, Inc., 200 Park Avenue, 31st Floor, New York, New York, 10166, Telephone: (212) 551-9856.

About International Shipholding Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and international flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the terms of the offering, the anticipated use of the proceeds therefrom and other statements identified by words such as “expects,” “will,” “intends,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to: prevailing market conditions in the U.S. and overseas; the possibility that investors will not be receptive to our offering on the terms described above or at all; our ability to finance and consummate our pending acquisition of UOS; corporate developments that could preclude, impair or delay the offering due to restrictions under the federal securities laws; changes in our financing plans, cash requirements or financial position; changes in general market, economic, regulatory or industry conditions that impact our ability or willingness to consummate the offering on the terms described above or at all; and other risks referenced from time to time in our filings with the Securities and Exchange Commission.  ISH has not yet entered into a definitive agreement with respect to the offering, and, due to the above-listed uncertainties, there can be no assurances that the above-described transactions will be consummated on the terms described above or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors, nor can we predict the impact of each such factor on our plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group
David Burke
(646) 673-9701
dburke@igbir.com

Leon Berman
(212) 477-8438
lberman@igbir.com

International Shipholding Corporation
Niels M. Johnsen, Chairman (212) 943-4141
Erik L. Johnsen, President (251) 243-9221